CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. on Form S-8 (File No. 33-88390) of our report dated
March 20, 1997 on our audit of the financial statements of the Proffitt's, Inc. Employee Stock Purchase Plan as of January 31, 1997 and 1996 and for the years then ended included in this report on Form 11-K.


                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
April 23, 1997